UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

The Smith & Wollensky Restaurant Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16505	58-2350980
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)

880 Third Avenue New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)
Registrant’s telephone number, including area code: (212) 838-2061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240. l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Introductory Note

On August 28, 2007, The Smith & Wollensky Restaurant Group, Inc. (the “Company”) completed its merger (the “Merger”) with Project Grill, LLC (“Parent”) pursuant to the amended and restated agreement and plan of merger (the “Merger Agreement”), dated as of May 6, 2007, by and among Parent, SWRG Acquisition Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”) and the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 28, 2007, at the closing of the Merger, and pursuant to the agreement dated February 26, 2007, as amended, between Parent (by virtue of an assignment by Patina Restaurant Group, LLC) and Mr. Alan N. Stillman, the Company’s former Chairman and Chief Executive Officer (the “Stillman Agreement”), Mr. Stillman and his designee, Fourth Wall Restaurants, LLC, a New York limited liability company (“Fourth Wall”), have acquired certain assets from the Company consisting of real property owned by the Company in New Orleans, the leases relating to two New York City restaurants previously operated by the Company (Quality Meats and Park Avenue (Summer, Autumn, Winter, Spring)), the management agreements relating to Smith & Wollensky in New York City, Maloney & Porcelli and The Post House, the lease of the Company’s headquarters in New York, the New York warehouse and the New Jersey wine storage agreement and all assets relating to the foregoing (the “Transferred Assets”).

In consideration for the Transferred Assets, the Stillman Group has paid to the Company a purchase price of $6,850,000 which amount was effectuated by a transfer of 553,236 shares of the Company’s common stock, the withholding of $379,405 from the exercise of stock options and a wire transfer by Fourth Wall in the amount of $384,999.  The Stillman Group also assumed certain liabilities and contingent obligations of the Company, including the following:

•	any sales, real property transfer or income taxes relating to the acquisition;

•	mortgages on properties in New Orleans and Miami, as well as additional debt relating to the Smith & Wollensky restaurant in Miami;

•	capital lease obligations;

•	all expenses of the Company relating to the Merger, including legal, accounting, proxy fees, severance, change of control and other payments to employees of the Company;

•	certain capital improvements and other costs relating to the Smith & Wollensky restaurant in Las Vegas and to the Company generally; and

•	all known and unknown obligations or liabilities relating to the assets to be acquired.

Certain of these liabilities were paid by the Company prior to the closing of the Merger.  Based on the amount of the payments made by the Company prior to the closing of the Merger with respect to these liabilities, the amount to be paid to Mr. Stillman by Parent or the amount to be paid to Parent by Mr. Stillman pursuant to the working capital adjustment provisions of the Stillman Agreement will be adjusted on a dollar-for-dollar basis so that Mr. Stillman will bear the responsibility for these liabilities.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Market (“Nasdaq”) on August 28, 2007 that each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) was canceled and automatically converted into the right to receive $11.00 in cash, without interest, and requested that the Nasdaq file with the Securities and Exchange Commission an application on Form 25 to report that the shares of the Common Stock are no longer listed on the Nasdaq.

Item 5.01 Changes in Control of Registrant.

On August 28, 2007, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving.  As a result of the Merger, the Company became a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

In the Merger, each share of Common Stock, issued and outstanding immediately prior to the effective time of the Merger was canceled and converted into the right to receive from the Surviving Corporation $11.00 in cash.  Each outstanding option to purchase Common Stock, whether or not vested or exercisable at the effective time of the Merger, was canceled immediately prior to the effective time in exchange for the right to receive, for each share of Common Stock issuable upon exercise of such option, cash in the amount equal to the excess, if any, of $11.00 over the exercise price per share of such option, multiplied by the number of shares of Common Stock for which such option was exercisable (whether vested or unvested) immediately prior to the effective time of the Merger.

The aggregate purchase price paid for all shares of Common Stock and options to purchase shares of Common Stock in the Merger was approximately $98,263,916.  Parent estimated that the total amount of funds necessary for it to complete the Merger and the related transactions and related fees and expenses amounted to approximately $103,258,000.  The source of funds for the Merger included cash equity contributions of up to $37,000,000, cash and/or stock contributions of $6,850,000 from the sale at closing to Mr. Stillman or his designees of certain assets of SWRG, a secured credit facility of $55,000,000, which Wells Fargo Foothill, Inc. committed to provide pursuant to a debt commitment letter and an unsecured senior subordinated facility of up to $21,000,000, which Hartford Investment Management Company, on behalf of one or more of its clients, committed to provide pursuant to a senior subordinated debt commitment letter.

Following consummation of the Merger, the registration of our Common Stock and our reporting obligations with respect to our Common Stock under the Securities Exchange Act of 1934, as amended, will be terminated. In addition, shares of our Common Stock are no longer listed on any stock exchange or quotation system, including the Nasdaq.

See Item 5.02 below with respect to arrangements relating to the Company’s officers and directors and the election of directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the Merger Agreement, on August 28, 2007 each of Jacob Berman, Richard A. Mandell, Joseph E. Porcelli, Alan N. Stillman, Robert D. Villency and Eugene I. Zuriff resigned as members of the Board of Directors of the Company, and each of Mark H. DeBlois, Theresa A. Nibi, Robert L. Clark, Jr., Fortunato N. Valenti and Joachim B. Splichal, the directors of Merger Sub, became members of the Board of Directors of the Company upon the effective time of the merger.

Additionally, on August 28, 2007, as contemplated by the Merger Agreement:

•	Alan N. Stillman resigned as Chief Executive Officer of the Company;

•	Samuel Goldfinger resigned as Chief Financial Officer, Secretary and Treasurer of the Company;

•	Eugene I. Zuriff resigned as President of the Company;

•	Kevin Dillon resigned as Vice President - Operations of the Company;

•	Fortunato N. Valenti became President of the Company; and

•	Richard C. Stockinger became Vice President, Treasurer and Secretary of the Company.

Robert L. Clark, Jr. is a director of the Company and is a co-founder and Managing Partner of Bunker Hill Capital. Mr. Clark has over 17 years of experience working as a principal with middle market companies and currently sits on the boards of directors of Bunker Hill Capital portfolio companies SCS Holding LLC and CFF Holding Corporation. Prior to founding Bunker Hill Capital, Mr. Clark was a Managing Director at BancBoston Capital.

Mark H. DeBlois is a director of the Company and is is a co-founder and Managing Partner of Bunker Hill Capital. Mr. DeBlois has over 17 years of experience working as a principal with middle market companies and currently sits on the boards of directors of Bunker Hill Capital portfolio companies PGHC Holdings, Inc., SCS Holding LLC, and CFF Holding Corporation. Prior to founding Bunker Hill Capital, Mr. DeBlois was a Managing Director at BancBoston Capital.

Theresa A. Nibi is a director of the Company and is a co-founder and Managing Partner of Bunker Hill Capital. Ms. Nibi has over 18 years of experience working as a principal with middle market companies and currently sits on the board of directors of Bunker Hill Capital portfolio company PGHC Holdings, Inc. Prior to founding Bunker Hill Capital, Ms. Nibi was a Managing Director at BancBoston Capital.

Fortunato N. Valenti is a director and President of the Company.  From 1994 through 2003, Mr. Valenti served as president and chief executive officer of Restaurant Associates Corp.  Since 2003, Mr. Valenti has been an equity owner and the chief executive officer of Patina Restaurant Group, LLC.  Mr. Valenti currently serves as a director on the boards of various companies, including McCormick & Schmick’s Seafood Restaurants, Inc., Real Mex Restaurants, Inc., Il Fornaio (America) Corporation and Papa Gino’s Inc. He also is a member of the boards of directors of various non-profit organizations, including the Culinary Institute of America, NYC & Co. and City Meals on Wheels.

Joachim B. Splichal is a director of the Company and is Chef and Founder of the Patina Restaurant Group, LLC.  Mr. Splichal has over 20 years of experience in the restaurant and hotel business and has consulted for numerous hotels and restaurants, including the Highland Inn in Carmel, the Ventana Inn in Big Sur, CA, and the Canyon Ranch resorts in Tucson, AZ and Lenox, MA. He has also consulted for Windstar Cruises.

Richard C. Stockinger is Vice President, Treasurer and Secretary of the Company and since October 2003 has been the President of Restaurant Associates-Patina Group.  Mr. Stockinger was instrumental in the Patina Group’s acquisition and rebuilding of the Au Bon Pain chain of restaurants.

Item 8.01 Other Events.

On August 30, 2007, the Company issued a press release announcing that the Merger with Parent was effected.  A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

    (d)            Exhibits.

Exhibit No.	Description

99.1
Agreement, dated February 26, 2007, between Patina Restaurant Group, LLC (“Patina”) and Alan N. Stillman (the “Original Stillman Agreement”) (incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed by the Company on February 28, 2007, SEC File No. 001-16505).

99.2
Letter Agreement, dated April 27, 2007, amending the Original Stillman Agreement (incorporated herein by reference to Exhibit 1 to the Schedule 13D/A filed with respect to SWRG by Alan N. Stillman on May 9, 2007, SEC File No. 5-61691 (the “Stillman 13D/A”)).

99.3	Letter Agreement, dated May 6, 2007, amending the Original Stillman Agreement (incorporated herein by reference to Exhibit 2 to the Stillman 13D/A).
99.4	Letter Agreement, dated May 6, 2007, amending the Original Stillman Agreement (incorporated herein by reference to Exhibit 2 to the Stillman 13D/A).
99.5	Press Release, dated August 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

By:	/s/ Richard C. Stockinger
Name: Richard C. Stockinger
Title: Vice President

Date: August 28, 2007

Exhibit Index

Exhibit No.	Description
99.1
Agreement, dated February 26, 2007, between Patina Restaurant Group, LLC (“Patina”) and Alan N. Stillman (the “Original Stillman Agreement”) (incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed by the Company on February 28, 2007, SEC File No. 001-16505).

99.2
Letter Agreement, dated April 27, 2007, amending the Original Stillman Agreement (incorporated herein by reference to Exhibit 1 to the Schedule 13D/A filed with respect to SWRG by Alan N. Stillman on May 9, 2007, SEC File No. 5-61691 (the “Stillman 13D/A”)).

99.3	Letter Agreement, dated May 6, 2007, amending the Original Stillman Agreement (incorporated herein by reference to Exhibit 2 to the Stillman 13D/A).
99.4	Letter Agreement, dated May 6, 2007, amending the Original Stillman Agreement (incorporated herein by reference to Exhibit 2 to the Stillman 13D/A).
99.5	Press Release, dated August 30, 2007.